Exhibit 99.2

July 31, 2014 American Science and Engineering, Inc. Q1 Fiscal Year 2015 Earnings Call Presentation

Safe Harbor Statement The foregoing presentation contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this material that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E's products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in US government procurement and procurement abroad; and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement. Among other disclosures, the Risk Factors disclose risks pertaining to that portion of the Company’s business that is dependent on U.S. government contracting as well as international customers. As a contractor with the U.S. government, a significant number of the Company’s government contracts may be terminated at the government’s discretion. 2 ©2014 American Science and Engineering, Inc.

Sales by Product Line – Q1’15 vs. Q1’14 (000’s) 3 Q1'15 Q1'14 Increase/ (Decrease) Cargo Systems $ 9,146 $ 13,618 $ (4,472) Mobile Cargo Systems 11,563 4,808 6,755 Parcel and Personnel Systems 765 1,842 (1,077) Service 12,286 21,804 (9,518) Other 1,777 1,012 765 Total Sales $ 35,537 $ 43,084 $ (7,547) ©2014 American Science and Engineering, Inc.

Consolidated Statement of Operations – Q1’15 vs. Q1’14 (000’s) 4 ©2014 American Science and Engineering, Inc. Quarter Ended June 30, 2014 June 30, 2013 Increase/ (Decrease) Total net sales and contract revenues $ 35,537 $ 43,084 $ (7,547) Total cost of sales and contracts 19,068 23,937 (4,869) Gross profit 16,469 19,147 (2,678) Selling, general and administrative expenses 8,191 7,409 782 Research and development costs 6,006 4,414 1,592 Total operating expenses 14,197 11,823 2,374 Operating income 2,272 7,324 (5,052) Interest and other, net (85) (8) (77) Other income (expense), net 2,187 7,316 (5,129) Provision for income taxes 733 2,451 (1,718) Net income $ 1,454 $ 4,865 $ (3,411) Income per share - Basic $ 0.18 $ 0.62 $ (0.44) Income per share - Diluted $ 0.18 $ 0.62 $ (0.44)

Cash Balance at June 30, 2014 (000’s) 5 ©2014 American Science and Engineering, Inc. $200,000 $160,000 $120,000 $80,000 $40,000 $- FY’14 Q1’15 Restricted Cash and Investments - Long-Term $313 $346 Restricted Cash and Investments - Current $14,603 $14,570 Short-Term Investments $88,649 $87,479 Cash and Cash Equivalents $62,143 $50,120

Backlog (000’s) 6 ©2014 American Science and Engineering, Inc.

7 Strategy Pillars Organic Inorganic Foundation ©2014 American Science and Engineering, Inc.

Portfolio Expansion MINI Z™ : The World’s First Handheld Z Backscatter® Screening System Leverages AS&E technology leadership in Z Backscatter imaging Uses the same technology that made the ZBV the #1 cargo and vehicle inspection system in the world, but in a small form factor Produces a real-time image of the scan target, highlighting organic materials that transmission X-ray systems can miss, such as explosives, currency, and drugs “On the Go” Detection Goes where other systems can’t Easy-to-use, all-in-one imaging system Safe, Secure and Dependable Operation Designed for Law Enforcement, Public Safety, Border and other Security Officials 8 ©2014 American Science and Engineering, Inc.

Geographic Expansion North America Public Safety Channel 9 AS&E entered into agreements with six public safety Channel Partners in the U.S. Territory leaders in their current industry Channel partners will offer the MINI Z system, the ZBV® family of cargo and vehicle screening systems, the Gemini ® line of parcel inspection systems, and SmartCheck® system Each channel partner will provide local training, service and operations Leverage Channel Partners existing public safety customer base and market knowledge Currently selling and servicing target market Law Enforcement First Responders Public Safety markets across the U.S. at the local, metropolitan, county and state levels First step in our global strategy to expand the application reach of our technology ©2014 American Science and Engineering, Inc.

Services Evolution

We have strengthened our business development focus on service and have introduced value-added offerings:

- Multi-Vendor Service (MVS) Offerings
- Integrated Detection Solutions
- Managed Services




Control Room
Import Inspection
Import
Export Inspection

AS&E's Integrated Solution gives officials the ability to review an image of a container together with its container ID number, X-ray image, and radiation monitor results.
A) ORTEC ® Detective-SPM with MMC's lane cameras; B) Integrated detection facilities; C) OmniView® Gantry; D) Z Portal®; E) Sentry® Portal; F) ZBV®

©2014 American Science and Engineering, Inc.
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